                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       SMITH'S FOOD & DRUG CENTERS, INC.


          We, the President and Secretary of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

          First: That the name of the Corporation is Smith's Food & Drug Centers, Inc.

          Second: That its certificate of incorporation was originally filed with the Secretary of State of the State of Delaware on January 18, 1989.

          Third: That the amendment and the restatement of the certificate of incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the Corporation.

          Fourth: That the text of the certificate of incorporation of the Corporation, as amended, is hereby restated as further amended by this certificate, to read in full, as follows:


                                   ARTICLE I
                                   ---------

                                      Name
                                      ----

          The name of the Corporation is Smith's Food & Drug Centers, Inc.


                                   ARTICLE II
                                   ----------

                               Registered Office
                               -----------------

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

                                    Purpose
                                    -------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------

          Section 4.1.  Number of Shares Authorized; Par Value.  The Corporation
                        --------------------------------------
shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is Two Hundred and Twenty-Five Million (225,000,000), divided as follows:

          (a)  Common Stock.  The total number of shares of Common Stock shall
               ------------
be One Hundred and Forty Million (140,000,000), divided into three classes designated as Class A Common Stock, Class B Common Stock and Class C Common Stock, as follows: the total number of authorized shares of Class A Common Stock shall be Twenty Million (20,000,000), and each share of Class A Common Stock shall have a par value of one cent ($0.01); the total number of authorized shares of Class B Common Stock shall be One Hundred Million (100,000,000), and each share of Class B Common Stock shall have a par value of one cent ($0.01) and the total number of authorized shares of Class C Common Stock shall be Twenty Million (20,000,000), and each share of Class C Common Stock shall have a par value of one cent ($0.01).

          (b)  Preferred Stock.  The total number of shares of Preferred Stock
               ---------------
shall be Eighty-Five Million (85,000,000), and each share of Preferred Stock shall have a par value of one cent ($0.01).

          Section 4.2.  Voting Rights.
                        -------------

          (a)  Class A Common Stock.  Each share of Class A Common  Stock shall
               --------------------
carry the right to ten (10) votes for the election of directors of the Corporation and to ten (10) votes upon any matter presented to the stockholders for their vote or approval, subject to conversion upon transfer as provided for below.

          (b)  Class B Common Stock.  Each share of Class B Common Stock shall
               --------------------
carry the right to one (1) vote for the election of directors of the Corporation and to one (1) vote upon any matter presented to the stockholders for their vote or approval.

          (c)  Class C Common Stock.  Each share of Class C Common Stock shall
               --------------------
carry the right to no votes for the election of directors of the Corporation and to no votes upon any matter presented to the stockholders for their vote or approval, subject to conversion upon transfer as provided for below.

          (d)  Preferred Stock.  Shares of Preferred Stock shall have such
               ---------------
voting rights as shall be fixed by the Corporation's Board of Directors from time to time as provided in Section 4.5(b) below; provided that no share of Preferred Stock other than shares designated as Series I Preferred Stock under
Section 4.5(c) below shall be entitled to more than one (1) vote for the election of directors of the Corporation and one (1) vote upon any other matter presented to the stockholders for their vote or approval.

          Section 4.3.  Sales or Transfer of Shares of Class A Common Stock;
                        ----------------------------------------------------
Conversion of Shares of Class A Common Stock.
- --------------------------------------------

          (a)  "Original Class A Stockholder" Defined.  For purposes of this
               --------------------------------------
Section 4.3, an "Original Class A Stockholder" shall mean, with respect to any given share of Class A Common Stock, the person to whom such share was originally issued; provided that in the event that a share of Class A Common Stock is issued to a person that is a corporation, partnership, association or trust (hereafter an "Entity Holder") in a merger from which the Corporation is the surviving corporation, and if such Entity Holder obtained the securities which were in such merger converted into Class A Common Stock (for purposes of this subsection, the "Securities") from a natural person, the Original Class A Stockholder with respect to such share of Class A Common Stock shall be deemed to be the natural person from whom such Entity Holder obtained the Securities, as shown on the records of the merged corporation.

          (b)  Restrictions Upon Sale or Transfer of Shares of Class A Common
               --------------------------------------------------------------
Stock.  No share of Class A Common Stock may be sold, assigned, pledged (subject
- -----
to the provisions of Section 4.3(f), below), hypothecated, transferred (by gift, will, laws of intestacy or otherwise) or exchanged or otherwise disposed of (herein all these actions are referred to as a "transfer" or to be "transferred") by the holder thereof except only to the following persons (each a "Permitted Transferee"):

          (1) a spouse, child, grandchild, sibling, parent or other lineal descendant of such share's Original Class A Stockholder (a "Family Member"); and

          (2) an Entity Holder, all of the equity and/or beneficial interests in which are owned beneficially and of record by such share's Original Class A Stockholder and/or such Original Class A Stockholder's Family Members (a "Family Entity").

          (c)  Requirement to Convert to Class B Common Stock.  Upon the
               ----------------------------------------------
occurrence of any of the events listed below in this Section 4.3(c) with respect to any share of Class A Common Stock, the holder and, if applicable, the transferee of such Class A Common Stock shall promptly present such share(s) to the Corporation for conversion into an equal number of shares of Class B Common
Stock:

          (1) the transfer of Class A Common Stock by the holder thereof to other than a Permitted Transferee of such shares;

          (2) the transfer of any equity or beneficial interest in a Family Entity which is a holder of Class A Common Stock to other than a Permitted Transferee of the Original Class A Shareholder of the shares of Class A Common Stock held by the Family Entity, as determined under Section 4.3(a), above;

          (3) foreclosure upon Class A Common Stock by a bona fide pledgee thereof; or

          (4) the agreement to transfer Class A Common Stock by a trustee in the bankruptcy of the estate of the holder thereof.

          (d)  Enforcement of Requirement to Convert.  The Corporation shall be
               -------------------------------------
entitled to seek specific enforcement of the requirements of Section 4.3(c) upon the failure of any holder and/or transferee of shares of Class A Common Stock to comply with the requirements thereof. In such event the Corporation shall be entitled to recover from the holder and the transferee who failed to comply with
Section 4.3(c), jointly and severally, the court costs, reasonable attorneys' fees and other costs and expenses incurred by it in connection with the obtaining of such specific enforcement. The Corporation shall further be entitled to actual and consequential damages incurred as a result of a willful violation of the requirements of Section 4.3(c), including without limitation court costs and reasonable attorneys' fees.

          (e)  Annual Report to Corporation by Entity Holders.  In order to
               ----------------------------------------------
enable the Corporation to enforce the provisions of Section 4.3(c), each Entity Holder shall report in writing to the Corporation no later than the last day of December each year the names and addresses of every person who, during the year then concluded, owned a beneficial or equity interest in such Entity Holder, as well as a list of the officers, trustees, general partners, etc. of such Entity Holder who held office during the year.

          (f)  Pledge of Shares of Class A Common Stock.  Shares of Class A
               ----------------------------------------
Common Stock may be pledged or otherwise encumbered to secure a bona fide loan or other obligation without violating the restrictions set forth in Section 4.3(b) or invoking the requirements of Section 4.3(c); provided that a foreclosure upon any pledged shares by the pledgee for the purpose of selling such pledged shares other than to a Permitted Transferee of the Original Class A Stockholder of such pledged or encumbered shares shall invoke upon the pledgee the requirements of Section 4.3(c) to present such shares to the Corporation for conversion to shares of Class B Common Stock prior to any transfer by the pledgee.

          (g)  Optional Conversion into Shares of Class B Common Stock.  Any
               -------------------------------------------------------
Class A Stockholder shall have the right at any time to convert any share of Class A Common Stock into one (1) share of Class B Common Stock, by presenting the necessary certificates to the Corporation for transfer.

          (h)  Mandatory Conversion of Class A Common Stock into shares of Class
               -----------------------------------------------------------------
B Common Stock.  If at any time the total number of shares of Class A Common
- --------------
Stock issued and outstanding shall be less than 2,910,885, as reflected upon the stock records of the Corporation, then each share of Class A Common Stock issued and outstanding at such time shall automatically convert into one (1) share of Class B Common Stock, each outstanding warrant, option or other right to receive or purchase shares of Class A Common Stock outstanding at such time shall automatically convert to a right to receive or purchase an equal number of shares of Class B Common Stock, all without the need for the Corporation or any stockholder to take any action, and no further shares of Class A Common Stock may thereafter be issued by the Corporation. After such automatic conversion, each owner of an outstanding certificate or certificates theretofore representing shares of Class A Common Stock shall be entitled, upon surrendering such certificate or certificates to the Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of Class B Common Stock into which the shares of Class A Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted as herein provided. Until so surrendered, each outstanding certificate which, prior to such automatic conversion represented shares of Class A Common Stock, shall be deemed, for all corporate purposes, to represent the ownership of the shares of Class B Common Stock into which such shares of Class A Common Stock were converted on the basis herein provided.

          Section 4.4.  Sales or Transfer of Shares of Class C Common Stock;
                        ----------------------------------------------------
Conversion of Shares of Class C Common Stock.
- --------------------------------------------

          (a)  "Original Class C Stockholder" Defined.  For purposes of this
               --------------------------------------
Section 4.4, an "Original Class C Stockholder" shall mean, with respect to any given share of Class C Common Stock, any person or entity deemed to be a member of the "Investor Group" pursuant to that certain Standstill Agreement dated as of January 29, 1996 (as amended, the "Standstill Agreement"), among the Corporation, The Yucaipa Companies, Yucaipa SSV Partners, L.P., Yucaipa Smitty's Partners, L.P., Yucaipa Smitty's Partners II, L.P., Yucaipa Arizona Partners, L.P., and the stockholders of the Corporation named therein, as it may be amended from time to time.

          (b)  Permitted Conversion to Class B Common Stock.  Upon the transfer
               --------------------------------------------
of Class C Common Stock by an Original Class C Stockholder to a third party other than another Original Class C

Stockholder, the transferee of such Class C Common Stock may present such share(s) to the Corporation for conversion into an equal number of shares of Class B Common Stock. No conversion of Class C Common Stock into Class B Common Stock shall be permitted for shares of Class C Common Stock held by an Original Class C Stockholder or any party bound by the terms of the Standstill Agreement as a member of the Investor Group, as in effect from time to time.

          Section 4.5.  Other Rights and Preferences.
                        ----------------------------

          (a)  Common Stock.  Except as otherwise specifically set forth herein
               ------------
as to voting powers, all shares of Common Stock shall have the same rights and preferences.

          (b)  Preferred Stock.  Except as set forth below in Section 4.5(c),
               ---------------
the rights and privileges of the Preferred Stock shall be fixed by the Corporation's Board of Directors from time to time by resolution. By such resolution the Board of Directors may establish a series of such Preferred Stock and fix and determine the relative voting powers, preferences, rights and qualifications, limitations and restrictions of the shares of any series so determined in respect to the Common Stock and in respect to the other series of Preferred Stock; provided that no series so designated shall have rights or preferences superior to the rights and preferences of Series I Preferred Stock, as set forth in Section 4.5(c) below; and provided further that no share of Preferred Stock other than shares designated as Series I under Section 4.5(c) shall be entitled to more than one (1) vote for the election of directors of the Corporation and one (1) vote upon any other matter presented to the stockholders for their vote or approval.

          (c)  Series I Preferred Stock.  Thirty-Four Million Five Hundred
               ------------------------
Twenty-Four Thousand Five Hundred Seventy-Nine (34,524,579) shares of Preferred Stock are hereby designated as Series I Preferred Stock, which shall have the following rights and preferences:

          (1)  Preference.  If the Corporation shall be dissolved or liquidated;
               ----------
     if it shall sell all or substantially all of its assets, whether voluntary or involuntary, or whether required or ordered by any federal or state authority, agency, court, or body; if it shall become insolvent; or distribute its capital in a winding-up of the Corporation, the holders of the issued and outstanding shares of Series I Preferred Stock shall be entitled to receive the amount of Thirty-Three and One-Third Cents ($0.33-1/3) per share on a pro-rata basis with the holders of other series of Preferred Stock before any sum shall be paid or any assets distributed to the holders of shares of Common Stock.

          (2)  Redemption
               ----------

                    (i)   Redemption Price.  The redemption price for all
                          ----------------
          redemptions of Series I Preferred Stock made in accordance with this
          Section 4.5(c)(2) shall be Thirty-Three and One-Third Cents ($0.33-1/3) per share.

                    (ii)   Optional Redemption.  All shares of Series I
                           -------------------
          Preferred Stock shall be subject to redemption by the Corporation at any time after May 1, 1998 by order of the Board of Directors. If less than the whole amount of the outstanding Series I Preferred Stock shall be redeemed, each holder of Series I Preferred Stock shall be entitled to have a portion of his, her or its shares redeemed on a pro rata basis. In the case of such a redemption, the Corporation shall send written notice thereof to each of the registered holders of Series I Preferred Stock at least sixty (60) days prior to the date designated in such notice for such redemption. Such notice shall set forth the manner in which the certificates shall be surrendered in order to receive payments of the redemption price. Upon presentation of any certificate representing the shares to be redeemed, properly endorsed, the Corporation shall deliver its check to the holder thereof in payment of the redemption price for those shares. In the event all of the Series I Preferred Stock represented by the surrendered certificate are not redeemed, the Corporation shall promptly deliver to the holder of such certificate a new certificate representing the shares of the Series I Preferred Stock represented by such surrendered certificate which are not being redeemed.

                    (iii)    Mandatory Redemption.  Shares of Series I Preferred
                             --------------------
          Stock shall be redeemed as follows:

                    (A) On the 1st day of each December, beginning December 1, 1989, the Corporation shall, to the extent permitted by the laws of the State of Delaware, redeem from the holder or the holder's successor, one-eleventh (1/11th) of the number of authorized shares of Series I Preferred Stock; provided that for the five
                                                   --------
               year period between December 1, 1996 through December 1, 2001 the Company shall not redeem any portion of its Series I Preferred Stock.

                    (B) The redemption price of Thirty-Three and One-Third Cents ($0.33-1/3) per share of Series I Preferred Stock shall be paid by check upon presentation by the holders of such shares to the Secretary of the Corporation of a certificate or certificates for the appropriate number of shares then to be redeemed, properly endorsed by such holders. In the event that such certificate or certificates represent a greater number of shares than the number of shares to be redeemed pursuant to this Section 4.5(c)(2)(iii), the Corporation shall promptly deliver to the holders of such certificate or certificates a new certificate representing the shares of Series I Preferred Stock represented by such surrendered certificate or certificates which are not being so redeemed.

                    (iv)   Remedy upon Failure to Redeem.  In the event of the
                           -----------------------------
          failure of the Corporation to redeem any of the shares of Series I Preferred Stock as required by Section 4.5(c)(2)(iii) above, each holder of Series I Preferred Stock shall be entitled, at his, her or its option, to require the Corporation to redeem all of the then outstanding shares of Series I Preferred Stock held by such holder, provided that the Corporation's default has not been cured within thirty (30) days after a delivery to the Corporation of written notice of default by such holder. In the event of the exercise of such option by any holder of Series I Preferred Stock, the Corporation shall, to the extent permitted by the laws of the State of Delaware, pay a redemption price of Thirty-Three and One-Third Cents ($0.33-1/3) per each share of Series I Preferred Stock by check upon presentation by such holder of the certificate or certificates representing all shares of Series I Preferred Stock to be redeemed, properly endorsed by such holder.

                    (v)   Retirement and Cancellation.  All shares of Series I
                          ---------------------------
          Preferred Stock which shall have been redeemed as herein provided shall be cancelled and shall not be reissued as Series I Preferred Stock, and the Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

          (3)  Voting Rights.
               -------------

                    (i)   General Voting Rights.  Except as otherwise set forth
                          ---------------------
          in Section 4.5(b)(3)(ii) below, each share of Series I Preferred Stock shall be entitled to ten (10) votes for the election of directors of the Corporation and to ten (10) votes upon any matter that comes to a vote before the stockholders of the Corporation on which the holders of any series of Common Stock are entitled to vote; provided that the holders of shares of Series I Preferred Stock shall be entitled to vote as a class upon any amendment to the Corporation's Certificate of Incorporation adversely affecting the rights of the holders of Series I Preferred Stock. The affirmative vote of the holders of a majority of the issued and outstanding shares of Series I Preferred Stock shall be required to approve any such amendment.

                    (ii)   Reduction of Voting Rights Following Certain
                           --------------------------------------------
          Transfers.
          ---------

                    (A) If, on or after June 1, 1996, any share of Series I Preferred Stock is sold, assigned, pledged, hypothecated, transferred (by gift, will, laws of intestacy or otherwise) or exchanged or otherwise disposed of, other than to a Permitted Series I Transferee (as defined below), then, without any action required by the Corporation or the transferor or the transferee of such share, such share of Series I Preferred Stock shall automatically have the number of votes allocated to such share reduced from ten (10) votes per share to one (1) vote per share.

                    (B) For purposes of this Section 4.5(b), a "Permitted Series I Transferee" shall mean, with respect to any given share of Series I Preferred Stock, (1) a spouse, child, grandchild, sibling, parent or other lineal descendant of (or, with respect to any shares held by a person that is not a natural person, any affiliate (as defined in Rule 12b-2 under the rules and regulations of the Securities Exchange Act of 1934, as amended)
               of) such share's Original Series I Preferred Stockholder (as defined below), (2) any other Original Series I Preferred Stockholder or (3) any person which is a party to the Standstill Agreement referred to in Section 4.4(a). An "Original Series I Preferred Stockholder" shall mean, with respect to any given share of Series I Preferred Stock, the person to whom such share was originally issued.


                                   ARTICLE V
                                   ---------

                                     Bylaws
                                     ------

          In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Directors.

                                  ARTICLE VI
                                  ----------

                                   Directors
                                   ---------

          Section 6.1.  The number of directors which shall constitute the full
          ------------
Board of Directors shall be determined by resolution of the Board of Directors from time to time, provided that such resolution shall not designate a number of directors other than seven (7) without the unanimous approval of the directors then in office.

          Section 6.2.  The board of directors, other than those directors
          ------------
elected by the holders of any series of Preferred Stock as may be entitled to the election of directors, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected.

          Section 6.3.  Except as otherwise provided for or fixed pursuant to
          ------------
this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          Section 6.4.  Notwithstanding the provisions of Sections 6.2 and 6.3
          ------------
of this Article VI, each director shall serve until his successor is elected and qualified or until his or her death, retirement, resignation or removal.


                                  ARTICLE VII
                                  -----------

                                 Written Ballot
                                 --------------

          Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.


                                  ARTICLE VIII
                                  ------------

                        Personal Liability of Directors
                        -------------------------------

          Section 8.1.  To the fullest extent that the laws of the State of
          ------------
Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Section 8.2.  Any amendment or repeal of this Article VIII or adoption
          ------------
of any Bylaw of the Corporation or other provision of the Certificate of Incorporation of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of the Corporation prior to such amendment, repeal, Bylaw or other provision becoming effective.


                                   ARTICLE IX
                                   ----------

                     Indemnification of, and Advancement of
                     --------------------------------------
                   Expenses to, Directors, Officers and Other
                   ------------------------------------------

The Corporation shall indemnify its officers, directors, employees and agents as provided in its Bylaws.

IN WITNESS WHEREOF, Smith's Food & Drug Centers, Inc. has caused this certificate to be signed by Jeffrey P. Smith, its President, and Michael C. Frei, its Secretary, this _____ day of ___________, 1996.

                              SMITH'S FOOD & DRUG CENTERS, INC.


                              By:________________________________
                                 Jeffrey P. Smith
                                 President


Attest:


_________________________
Michael C. Frei
Secretary


STATE OF UTAH         )
                      :  ss.
COUNTY OF SALT LAKE   )

          On this ____th day of ________ 1996, personally appeared before me Jeffrey P. Smith and Michael C. Frei, who being duly sworn did say that they are the President and Secretary, respectively, of Smith's Food & Drug Centers, Inc., and that they signed the foregoing Restated Certificate of Incorporation on behalf of such corporation by authority of its bylaws and a resolution adopted by its board of directors, and they acknowledged to me that such corporation executed the same, and verified that the information contained therein is true and correct.

                              ___________________________________
                              Notary Public

                              Residing at:_______________________


My Commission Expires:

______________________